UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 30, 2013
Date of Report (Date of earliest event reported)

Inolife Technologies, Inc.
(Exact name of registrant as specified in its charter)

New York
(State or Other Jurisdiction of Incorporation)

0-50863
 (Commission File Number)

30-0299889
 (IRS Employer Identification No.)

6040-A Six Forks Road
Suite 135
Raleigh, NC 27609
 (Address of Principal Executive Offices and Zip Code)

919-727-9186
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 8.01.	OTHER EVENTS.

On July 17, 2012 a consulting contract was executed with Mr. Robin W. Hunt in the amount of $70,000. Mr. Hunt’s consulting services per the Consulting Agreement were fully earned and payable as of the date of the Agreement July 17, 2012. The consulting contract was and is supported by a demand note for the same amount.  Mr. Hunt was issued 27,450,980 shares of common stock at a price of $0.0025 via an S8 registration statement with the SEC. This was a discount to the market price at that time. The demand note was issued only as back up security in the event the common stock of INOL was not sold for the total compensation or contract amount of $70,000. Once the stock was placed with a brokerage firm and free to trade the price of INOL stock had begun to decline.  Mr. Hunt did not begin to sell his shares of INOL until mid-September 2012 and had completely liquidated his position by October of 2012. INOL did not get an accounting from Mr. Hunt and a request to enforce his note until after the December 31, 2012 quarterly report had been filed. Regardless of the timing of the request, Mr. Hunt was due $70,000 of which was represented on the Balance sheet as Prepaid expense and Statement of Operations as Professional fees. The Note payable for the balance due will be included into the Annual Report and will be documented as originated on July 17, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOLIFE TECHNOLOGIES, INC.

DATED: May 30, 2013	By:	/s/: Gary Berthold
Gary Berthold, Chief Executive Officer

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